EXHIBIT 21






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                                SUBSIDIARIES OF
                                   JOULE INC.

 Subsidiary                                          State of Incorporation
 ----------                                          ----------------------
 JOULE Maintenance Corporation                             New Jersey
 JOULE Technical Staffing, Inc.                            New Jersey
 JOULE Technical Services, Inc.                            New Jersey
 20 Orchard St., Inc.                                      New Jersey